Exhibit 1.01
STEELCASE INC.
Conflict Minerals Report

For the reporting period from January 1, 2017 to December 31, 2017

Introduction

This Conflict Minerals Report (“Report”) of Steelcase Inc. has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period January 1, 2017 to December 31, 2017. As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Steelcase,” “we,” “our,” “Company” and similar references are references to Steelcase Inc. and its consolidated subsidiaries.

Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement certain disclosure requirements related to minerals specified in the rule. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“Conflict Minerals”). Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which Conflict Minerals are necessary to the production or functionality of those products (such minerals are referred to herein as “Necessary Conflict Minerals”).

Company Overview

We offer a comprehensive portfolio of architecture, furniture, furnishings and technology products and services which are designed to unlock human promise and support social, economic and environmental sustainability globally.

Conflict Minerals Policy and Supplier Code of Conduct

Our Conflict Minerals Policy states our intent to refrain from purchasing products, components or materials containing any Necessary Conflict Minerals from the Covered Countries that directly or indirectly finance or benefit armed groups and are not otherwise from recycled or scrap sources. The policy also expresses our expectation that our suppliers follow this same practice, establish appropriate due diligence programs and provide us with information, upon our request, regarding the source and chain of custody of any Necessary Conflict Minerals in the products, components or materials they sell to us. In addition, our Supplier Code of Conduct includes a Fair Operating Practices section regarding “Responsible Sourcing of Minerals” which is consistent with our Conflict Minerals Policy. Our policy and our Supplier Code of Conduct are publicly available on our website at www.steelcase.com/discover/steelcase/sustainability/#resources.

Reasonable Country of Origin Inquiry

Pursuant to Rule 13p-1, we conducted a Reasonable Country of Origin Inquiry (“RCOI”). Our RCOI began with an evaluation of our global suppliers who provided materials, components or products that became part of products we manufactured or contracted to be manufactured in 2017 which contained or were likely to contain Necessary Conflict Minerals. This evaluation consisted of examining internal records such as bills of materials or other product specifications and performing a qualitative review of purchasing records and/or information provided by the supplier. Based on our evaluation, we surveyed the suppliers of those materials, components or products which we concluded contained or were likely to contain Necessary Conflict Minerals. The suppliers were asked to report on the presence of any Necessary Conflict Minerals in the goods sold to us. In cases where we knew or confirmed that Necessary Conflict

Minerals were present, we asked the applicable supplier to submit information to us about the country of origin of the Necessary Conflict Minerals.

Due Diligence

Design of Due Diligence

We designed our due diligence measures to conform to the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tin, tantalum, tungsten, and gold (collectively, the “OECD Guidance”).

Due Diligence Measures Performed

Pursuant to Rule 13p-1, we undertook due diligence measures on the source and chain of custody of the Necessary Conflict Minerals in our products which we had reason to believe may have originated from the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries") and which may not have come from recycled or scrap sources. Following is a summary of the due diligence actions we performed with regard to the reporting period:

1.    Establish strong company management systems

•	As referenced previously, we have a Conflict Minerals Policy which is shared with our supply chain and publicly available on our website.

•
We have an established project team from our Global Compliance & Sustainability department which leads the RCOI, due diligence and reporting processes. Our Conflict Minerals Governance Committee provides oversight for the project team and is comprised of senior management from our legal, compliance and internal audit functions.

•
We are a “downstream company” in our supply chain, meaning we are generally several tiers removed from the smelters and refiners which process the Necessary Conflict Minerals present in some of our products. Accordingly, we rely on communication with and through our immediate suppliers to provide us with information relating to the presence and sourcing of the Necessary Conflict Minerals present in our products.

•
We intend to maintain our records relating to Conflict Minerals reporting for a minimum of five years after each applicable reporting period, in accordance with the OECD Guidance and our own Records Retention Policy.

•	Our Supplier Code of Conduct includes language that reinforces our Conflict Minerals Policy, and we have included Conflict Minerals reporting requirements in our purchasing contract templates.

•
We have implemented Conflict Minerals checkpoints into both our supplier qualification and product development processes to begin engaging new suppliers and suppliers of new materials early in the process.

•
We have continued to educate our suppliers and employees about Conflict Minerals and the related reporting requirements in each of the regions in which we operate: the Americas, Europe, Middle East and Africa, and Asia Pacific.

•
We have continued to provide an international integrity helpline to both employees and non-employees for reporting ethics and compliance issues, including those related to Conflict Minerals. Information about contacting the helpline can be found at http://integrity.steelcase.com.

2.    Identify and assess risks in the supply chain

•
We surveyed suppliers we either knew or had reason to believe may have provided materials, components or products which may contain Necessary Conflict Minerals, using the due diligence tool created by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GESI”)’s Responsible Minerals Initiative (“RMI”)’s Conflict Minerals Reporting Template (“CMRT”), which is a survey designed to identify the smelters and refiners that process, and the country of origin of, Conflict Minerals contained in the products supplied by the applicable supplier.

•
We selected a subset of suppliers among all surveyed suppliers to be targeted for prioritized follow up. We referred to this subset as “prioritized suppliers.” Prioritized suppliers were selected for additional follow up to capture the greatest risk in our supply chain. The criteria used to select prioritized suppliers included: material composition, previously submitted smelter and refiner information, geographic region, spend, type of supplier and quantity of parts purchased.

•
We followed up with prioritized suppliers that did not respond to our survey request or that we identified as providing incomplete or potentially inaccurate information to seek additional clarification or remediation and to bring them into conformity with our Conflict Minerals Policy and contractual agreements.

•
We cross-referenced smelters and refiners identified in the CMRTs submitted by our suppliers against the list of facilities that have received a “conformant” designation from the Responsible Minerals Assurance Process ("RMAP") and its cross-recognized programs (e.g. the Responsible Jewellery Council and the London Bullion Market Association, otherwise known as “RJC” and “LBMA” respectfully), whose designations provide country of origin and additional due diligence information on the Conflict Minerals sourced by such facilities.

•
We continued to encourage the participation of smelters and refiners in the RMAP, through our continued membership and active participation in the RMI and related working groups, and by conducting outreach to those smelters and refiners identified by our supply chain.

3.    Design and implement a strategy to respond to identified risks

•	The status and findings of our RCOI and due diligence efforts were reported to our Conflict Minerals Governance Committee during monthly updates between the months of September 2017 and May 2018.

•
We intend to follow a risk mitigation plan that is consistent with our Conflict Minerals Policy. If a smelter or refiner in our supply chain were known to be sourcing from a mine within a Covered Country which directly or indirectly finances or benefits armed groups, we would consider all available options, including, but not limited to, making changes to our sourcing of those items.

4.     Independent third-party audit of smelter or refiner’s due diligence practices

•
As a downstream company and an active member of the RMI, we support the independent third-party audits of smelters and refiners performed by the RMAP and other cross-recognized programs (e.g. RJC and LBMA) to audit the conformant status of smelters and refiners.

5.     Report annually on supply chain due diligence

•	We plan to report annually to the SEC by filing a Form SD and Conflict Minerals Report as required by applicable law.

Results of Due Diligence Measures Performed

Inherent Limitations of Due Diligence Measures

As a downstream company in a complex supply chain, our due diligence measures can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Necessary Conflict Minerals contained in our products. Our due diligence processes rely on obtaining data from our tier one suppliers and those suppliers seeking similar information from their supply chains to identify the original sources of the Necessary Conflict Minerals. We also rely on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information.

Product Description

For the reporting period, we identified the following types of products which we either manufactured or contracted with others to manufacture that contained Necessary Conflict Minerals which may have originated in the Covered Countries but for which we could not confirm the countries of origin of all the Necessary Conflict Minerals contained in such products:

Some of our desking products, wall systems, doors, tiles, panels, lighting, and other office furniture products which contain one or more of the following: electrical components, lighting components and glass panels.

Determination

Based on the information provided by our suppliers, the facilities that may have been used to process the Necessary Conflict Minerals used in our products may include the smelters and refiners listed in Annex I.

Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all the Necessary Conflict Minerals in the products described above in the “Product Description” section of this report or whether the Necessary Conflict Minerals were from recycled or scrap sources. However, based on the information provided by our suppliers and available from the RMI, the countries of origin of the Necessary Conflict Minerals contained in the products described above may include, but may not be limited to, the countries listed in Annex II, in addition to recycled or scrap sources.

Smelter and Refiner Summary

In response to our survey, our suppliers identified 309 smelter and refiner facilities which may have processed the Necessary Conflict Minerals contained in the materials provided to us. Of those facilities, as of May 8, 2018:

•	250 have received a “conformant” designation from the RMAP;

•	8 have not yet received a “conformant” designation but are considered “active” in the RMAP; and,

•	the remaining facilities are not currently participating in the RMAP

Under the RMAP’s standards, “conformant” means a facility has been audited and found to be conformant with the relevant RMAP protocol, and “active” means a facility that is engaged in the program but has not yet been found to be "conformant."

Each of the facilities which we believe may source Conflict Minerals from the Covered Countries has received a “conformant” designation from the RMAP.

To our knowledge, none of the Necessary Conflict Minerals contained in the products we manufactured or contracted to be manufactured during the reporting period directly or indirectly financed or benefitted armed groups in the Covered Countries.

Risk Mitigation

We remain committed to familiarizing our supply chain with our compliance process and enhancing our internal systems of controls, and we expect to continue improving upon the steps outlined below. These are the steps we took for our 2017 reporting cycle to mitigate the risk that the Necessary Conflict Minerals contained in the products we manufacture or contract to be manufactured may have benefitted armed groups:

•	further educated our supply chain and employees about Conflict Minerals reporting requirements;

•	continued pursuing Conflict Minerals identification during our supplier qualification and product development processes;

•	continued including our Conflict Minerals clause into purchasing contracts, either upon establishment or during the renewal process;

•	performed additional material research and further identified where Necessary Conflict Minerals are present in our existing products and likely to be present in future products;

•	surveyed suppliers and collected responses for the respective reporting period;

•	prioritized supplier follow up by using criteria which captured the greatest risk and leverage in our supply chain;

•	continued to encourage our suppliers to obtain current, accurate and complete smelter and refiner information that is specific to the products they sell to us;

•	compared and validated supplier-identified smelters and refiners to information collected via independent smelter and refiner audit programs such as the RMAP; and,

•	maintained our membership and active participation in the RMI and related working groups.

Conclusion Statement

We have provided the information in this Report as of the date of filing with the SEC.

Annex I

Metal	Facility Name	Facility Location
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States of America
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Korea, Republic of

Metal	Facility Name	Facility Location
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia

Metal	Facility Name	Facility Location
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States of America
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan

Metal	Facility Name	Facility Location
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States of America
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Metal	Facility Name	Facility Location
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tin	Alpha	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium

Metal	Facility Name	Facility Location
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand

Metal	Facility Name	Facility Location
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam

Metal	Facility Name	Facility Location
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Annex II

Argentina	Laos
Australia	Madagascar
Austria	Malaysia
Benin	Mali
Bolivia (Plurinational State of)	Mexico
Brazil	Mongolia
Burkina Faso	Mozambique
Burundi	Myanmar
Cambodia	Namibia
Canada	Nicaragua
Chile	Nigeria
China	Panama
Colombia	Peru
Congo, Democratic Republic of the	Portugal
Ecuador	Russian Federation
Eritrea	Rwanda
Ethiopia	Senegal
France	Sierra Leone
Germany	South Africa
Ghana	Spain
Guatemala	Thailand
Guinea	Togo
Guyana	Uganda
Honduras	United Kingdom of Great Britain and Northern Ireland
India	United States of America
Indonesia	Uzbekistan
Japan	Vietnam
Kazakhstan	Zimbabwe